                                                                     Exhibit 3.2
                                                          FEDERAL IDENTIFICATION
                                                                   NO. 042814792
                                                                   -------------


/s/ JSD                  THE COMMONWEALTH OF MASSACHUSETTS
----------                      WILLIAM FRANCIS GALVIN
Examiner
                             Secretary of the Commonwealth
                 One Ashburton Place, Boston, Massachusetts 02108-1512

                                 ARTICLES OF AMENDMENT
                        (GENERAL LAWS, CHAPTER 156B, SECTION 72)

/s/ YE, RES, MB
---------------
Name
Approved

             We, Eric R. Giler                                      , *President
                 ---------------------------------------------------
             and David W. Duehren                                       , *Clerk
                 -------------------------------------------------------
             of  Brooktrout Technology, Inc.                                   ,
                 --------------------------------------------------------------
                               (Exact name of corporation)

             located at: 410 First Avenue, Needham, Massachusetts 02494        ,
                         ------------------------------------------------------
                    (Street address of corporation in Massachusetts)

             certify that these Articles of Amendment affecting articles numbered:

             One
             ------------------------------------------------------------------
               (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

             of the Articles of Organization were duly adopted at a meeting held on May 13, 1999, by vote of:
                ------  ----

             9,832,447 shares of common stock, $.01 par value of 10,907,012
             ---------           ----------------------------    ----------
                                (type, class & series, if any)

             shares outstanding,

                       shares of                              of
             ---------           ----------------------------    ----------
                                (type, class & series, if any)

             shares outstanding, and

                       shares of                              of
             ---------           ----------------------------    ----------
                                (type, class & series, if any)

             shares outstanding.

   C   [ ]   (1) ** being at least a majority of each type, class or series
   P   [ ]          outstanding and entitled to vote thereon:
   M   [ ]
 R.A.  [ ]
                    Voted: That the name of the Corporation be changed from
                           Brooktrout Technology, Inc. to Brooktrout, Inc.

             * Delete the inapplicable words.  ** Delete the inapplicable clause.
             (1) For amendments adopted pursuant to Chapter 156B, Section 70.
             (2) For amendments adopted pursuant to Chapter 156B, Section 71.
             Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least
    4        1 inch. Additions to more than one article may be made on a single
----------   sheet so long as each article requiring each addition is clearly
P.C.         indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:


The total presently authorized is:

--------------------------------------------------------------------------------------------------------------------
        WITHOUT PAR VALUE STOCKS                                       WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------------------------------------------
TYPE                    NUMBER OF SHARES       TYPE                    NUMBER OF SHARES                    PAR VALUE
--------------------------------------------------------------------------------------------------------------------
Common:                                       Common:
--------------------------------------------------------------------------------------------------------------------
Preferred:                                    Preferred:
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------


Change the total authorized to:

--------------------------------------------------------------------------------------------------------------------
        WITHOUT PAR VALUE STOCKS                                       WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------------------------------------------
TYPE                    NUMBER OF SHARES       TYPE                    NUMBER OF SHARES                    PAR VALUE
--------------------------------------------------------------------------------------------------------------------
Common:                                       Common:
--------------------------------------------------------------------------------------------------------------------
Preferred:                                    Preferred:
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                      ---------------------------------------------------------.


SIGNED UNDER THE PENALTIES OF PERJURY, this 13th day of May, 1999.


                                /s/ Eric R. Giler, *President /
                                -------------------------------------
                                    Eric R. Giler


                                /s/ David W. Duehren, *Clerk /
                                -------------------------------------
                                    David W. Duehren


*Delete the inapplicable words.